EXHIBIT 1

TRANSACTIONS DURING THE PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the sale of shares on the NASDAQ Global Market.  The prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Quantity
9/24/2012	Sale	$ 11.0413	1	10030
9/25/2012	Sale	$ 11.1489	2	7796
9/26/2012	Sale	$ 11.1624	3	13936
9/27/2012	Sale	$ 11.4587	4	24533
9/28/2012	Sale	$ 11.5747	5	14821
10/1/2012	Sale	$ 11.6168	6	9689
10/2/2012	Sale	$ 11.3470	7	7632
10/3/2012	Sale	$ 11.2462	8	4819
10/4/2012	Sale	$ 11.0164	9	5916
10/5/2012	Sale	$ 11.0486	10	31336
10/8/2012	Sale	$ 11.1067	11	3000
10/9/2012	Sale	$ 11.0318	12	43605
10/10/2012	Sale	$ 11.1657	13	11590
10/11/2012	Sale	$ 11.2019	14	6312
10/12/2012	Sale	$ 11.3967	15	3757

 1 This transaction was executed in multiple trades at prices ranging from $10.95 – 11.18.
 2 This transaction was executed in multiple trades at prices ranging from $11.07 – 11.25.
 3 This transaction was executed in multiple trades at prices ranging from $11.05 – 11.20.
 4 This transaction was executed in multiple trades at prices ranging from $11.25 – 11.64.
 5 This transaction was executed in multiple trades at prices ranging from $11.50 – 11.62.
 6 This transaction was executed in multiple trades at prices ranging from $11.50 – 11.70.
 7 This transaction was executed in multiple trades at prices ranging from $11.25 – 11.47.
 8 This transaction was executed in multiple trades at prices ranging from $11.22 – 11.30.
 9 This transaction was executed in multiple trades at prices ranging from $10.98 – 11.08.
10 This transaction was executed in multiple trades at prices ranging from $11.00 – 11.12.
11 This transaction was executed in multiple trades at prices ranging from $11.10 – 11.12.
12 This transaction was executed in multiple trades at prices ranging from $11.07 – 11.25.
13 This transaction was executed in multiple trades at prices ranging from $11.09 – 11.22.
14 This transaction was executed in multiple trades at prices ranging from $11.20 – 11.30.
15 This transaction was executed in multiple trades at prices ranging from $11.34 – 11.51.

10/15/2012	Sale	$ 11.3100	16	8000
10/16/2012	Sale	$ 11.2581	17	2100
10/17/2012	Sale	$ 11.2592	18	5200
10/18/2012	Sale	$ 11.2832	19	14800
10/19/2012	Sale	$ 11.0648	20	21000
10/22/2012	Sale	$ 11.0870	21	10000
10/23/2012	Sale	$ 11.0625	22	28627
10/24/2012	Sale	$ 11.1000		154
10/25/2012	Sale	$ 11.3246	23	35989
10/26/2012	Sale	$ 11.3614	24	8362
10/31/2012	Sale	$ 11.4896	25	37264
11/1/2012	Sale	$ 12.1464	26	30879
11/2/2012	Sale	$ 12.3663	27	8913
11/5/2012	Sale	$ 12.4509	28	20000
11/6/2012	Sale	$ 12.2196	29	8576
11/7/2012	Sale	$ 11.9833	30	15246
11/8/2012	Sale	$ 12.1053	31	6237

16 This transaction was executed in multiple trades at prices ranging from $11.25 – 11.35.
17 This transaction was executed in multiple trades at prices ranging from $11.21 – 11.32.
18 This transaction was executed in multiple trades at prices ranging from $11.25 – 11.30.
19 This transaction was executed in multiple trades at prices ranging from $11.25 – 11.33.
20 This transaction was executed in multiple trades at prices ranging from $11.00 – 11.18.
21 This transaction was executed in multiple trades at prices ranging from $11.04 – 11.17.
22 This transaction was executed in multiple trades at prices ranging from $11.01 – 11.10.
23 This transaction was executed in multiple trades at prices ranging from $11.21 – 11.45.
24 This transaction was executed in multiple trades at prices ranging from $11.30 – 11.47.
25 This transaction was executed in multiple trades at prices ranging from $11.45 – 11.65.
26 This transaction was executed in multiple trades at prices ranging from $11.92 – 12.30.
27 This transaction was executed in multiple trades at prices ranging from $12.25 – 12.40.
28 This transaction was executed in multiple trades at prices ranging from $12.23 – 12.67.
29 This transaction was executed in multiple trades at prices ranging from $12.18 – 12.25.
30 This transaction was executed in multiple trades at prices ranging from $11.90 – 12.10.
31 This transaction was executed in multiple trades at prices ranging from $12.09 – 12.15.